EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Ameripath, Inc. on Form S-3 of our reports dated March 29, 2001, appearing in the Annual Report on Form 10-K of Ameripath, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
April 19, 2001